UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

Stoneridge, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (330) 856-2443

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2011, Stoneridge, Inc. (the “Company”) announced that Richard M. Adante, age 64, was appointed Vice President of Operations of the Company, effective May 17, 2011.  From November 2009 until his appointment Mr. Adante was consulting through his personal consulting firm, RMA Management Consultants.  From July 2006 to November 2009, Mr. Adante served as the President of Hawthorn Manufacturing, now known as Crowne Group, a private equity company with holdings in the automotive manufacturing segment.   Prior to that, he served as the Group Vice President and General Manager of the Precious Metals Business Unit of OM Group, Inc., a producer and marketer of metal-based chemicals and related materials, and served in various senior management positions during his more than 30 year career with The Goodyear Tire & Rubber Company.  The Company has not entered into an employment agreement with Mr. Adante.

ITEM 9.01   Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 17, 2011, announcing the appointment of Richard Adante to the newly created position of Vice President of Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: May 23, 2011	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)